As filed with the Securities and Exchange Commission on December 4, 2002

                                                      Registration No. 333-46910

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                             HAUPPAUGE DIGITAL INC.
             (Exact name of registrant as specified in its charter)

            Delaware                                  11-3227864
      (State or jurisdiction of                       (I.R.S. Employer
      incorporation or organization)                  Identification Number)

                                 91 Cabot Court
                            Hauppauge, New York 11788
                                 (631) 434-1600
                    (Address of principal executive offices)

               Hauppauge Digital Inc. Employee Stock Purchase Plan
                              (Full title of plan)

                               Mr. Kenneth Plotkin
                            Chairman of the Board and
                             Chief Executive Officer
                             Hauppauge Digital Inc.
                                 91 Cabot Court
                            Hauppauge, New York 11788
                     (Name and address of agent for service)

                                 (631) 434-1600
          (Telephone number, including area code, of agent for service)

                                   ----------

                                   Copies to:
                            Herbert W. Solomon, Esq.
                         Meltzer, Lippe & Goldstein, LLP
                                190 Willis Avenue
                             Mineola, New York 11501
                                 (516) 747-0300
                               Fax (516) 747-2956


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                                    Proposed        Proposed
Title of          Amount            maximum         price maximum   Amount of
securities to     to be             offering price  aggregate       registration
be required       registered(a)(b)  per share (c)   offering price  (c)fee(c)
--------------------------------------------------------------------------------
Common Stock,
par value $.01
per share         180,000           $ 1.16          $ 208,800         $10.00
--------------------------------------------------------------------------------
                                                          TOTAL:      $10.00

(a) 100,000 shares have been previously registered under this Registration. Includes 80,000 additional shares available for issuance under the Registrant's Employee Stock Purchase Plan (the "Plan") as a result of an amendment of the Plan which are being registered under the Post-Effective Amendment No. 1. The Plan was approved and adopted by the Board of Directors on May 9, 2000 and approved by the Company's shareholders on July 18, 2000 for 100,000 shares which were included in the original Registration Statement filed September 29, 2000. On September 6, 2002 the shareholders of the Company approved a resolution by the Board of Directors, adopted May 1, 2002, increasing the number of shares under the plan to 180,000 shares and extending the effective date of the plan from December 31, 2003 to December 31, 2004. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(b) The Registration Statement shall also cover any additional shares of he Registrant's Common Stock issued pursuant to the Plan by reason of any stock dividend, stock split, recapitalization, or any other similar transactions effective without the receipt of consideration which results in an increase in the Registrant's outstanding shares of Common Stock.

(c) Estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee. The computation is based upon the closing price of the Common Stock as reported on the NASDAQ National Market on December 1, 2002. The registration fee is being paid solely with respect to the additional 80,000 shares being registered and the aggregate offering price and amount of registration fee is set forth only for such 80,000 additional shares. A registration fee of $174.90 was previously paid with respect to the 100,000 shares previously registered at a maximum offering price of $6.625 or $662,500 and such fee is not included in this table.

                   STATEMENT PURSUANT TO GENERAL INSTRUCTION E

Incorporation by Reference of Previous Registration Statement.

      Pursuant to General Instruction E of Form S-8, Hauppauge Digital Inc. (the "Registrant") is filing this Registration Statement with the Securities and Exchange Commission to register an additional 80,000 shares of the Registrant's common stock, par value $.01 per share (the "Common Stock") under the Registrant's Employee Stock Purchase Plan as amended (the "Plan"). Pursuant to General Instruction E, the contents of the Registrant's Registration Statement on Form S-8 (File No. 333-46910) filed on September 29, 2000, are hereby incorporated by reference into this Registration Statement.


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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

      The following documents filed by the Registrant with the Commission are incorporated herein by reference:

      (a)   The Registrant's latest annual report filed pursuant to Section
            13)a) or 15(d) of the Exchange Act;

      (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Registrant's document referred to in (a) above; and

      (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A, dated January 4, 1995, including any amendments thereto or reports filed for the purpose of updating such description.

Item 8. Exhibits.

      4.1 Hauppauge Digital Inc. Employee Stock Purchase Plan. (Previously filed.)

      4.1.1 Amendment to Hauppauge Digital Inc. Employee Stock Purchase Plan.

      5.1 Opinion of Meltzer, Lippe & Goldstein, LLP as to the legality of the securities being offered.

      23.1 Consent of BDO Seidman, LLP with respect to financial statements of the Registrant.

      23.2  Consent of Meltzer, Lippe & Goldstein, LLP.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this amendment to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hauppauge, State of New York, on December 2, 2002.

                                  Hauppauge Digital Inc.


                                  By: /s/ Kenneth Plotkin
                                      ------------------------------------------
                                          Kenneth Plotkin
                                          Chairman of the Board, Chief Executive
                                          Officer, Vice-President and Secretary

                                  By: /s/ Gerald Tucciarone
                                     -------------------------------------------
                                        Gerald Tucciarone
                                        Treasurer and Chief Financial Officer

      Pursuant to the requirements of the Securities Act fo 1933, this registration has been signed below by the following persons on behalf of the Company and in the capacities and as of the date indicated above.


                                 By: /s/ Kenneth Plotkin
                                    --------------------------------------------
                                         Kenneth Plotkin
                                         Director


                                 By: /s/ Steven J. Kuperschmid
                                     -------------------------------------------
                                         Steven J. Kuperschmid
                                         Director

                                 By: /s/ Bernard Herman
                                    --------------------------------------------
                                         Bernard Herman
                                         Director

                                 By: /s/ Clive Holmes
                                    --------------------------------------------
                                         Clive Holmes
                                         Director


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                                  EXHIBIT INDEX

Exhibit Number    Description
--------------    -----------

4.1               Hauppauge Digital Inc. Employee Stock Purchase Plan.
                  (Previously filed.)

4.1.1             First Amendment to Hauppauge Digital Inc. Employee Stock
                  Purchase Plan.

5.1 Opinion of Meltzer, Lippe & Goldstein, LLP as to the legality of the securities being offered.

23.1 Consent of BDO Seidman, LLP with respect to financial statements of the Registrant.

23.2              Consent of Meltzer, Lippe & Goldstein, LLP.


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